EXHIBIT 10.7
NON-COMPETITION AND NON-SOLICITATION AGREEMENT
This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is made by and between Javan D. Ottoson (“Ottoson”) and SM Energy Company (“Company”).
WHEREAS, Ottoson is currently employed as Chief Executive Officer of the Company, and Ottoson has informed the Company of his intent to retire from such position and from all employment with the Company as of November 2, 2020 (“Separation Date”); and
WHEREAS, (i) in the course of Ottoson’s employment with the Company, Ottoson has obtained confidential and proprietary information and trade secrets concerning the business and operations of the Company and its affiliates (together and each individually, as the context requires, the “Company”) that could be used to compete unfairly with or other otherwise disadvantage the Company; (ii) the covenants and restrictions contained in Section 1 are intended to protect the legitimate interests of the Company and its shareholders with respect to its goodwill, trade secrets, business prospects, employees and confidential and proprietary information; and (iii) Ottoson has agreed to be bound by such covenants and restrictions.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company and Ottoson agree as follows:
1.Confidential Information; Intellectual Property; Non-Competition; Non-Solicitation.
A.Confidential Information. Ottoson acknowledges that in the course of Ottoson’s employment with Company, Ottoson has received Confidential Information concerning Company, Company’s assets and properties, the Company’s business and contractual relationships, and Company’s employees. The term “Confidential Information” means all scientific, technical, financial, marketing, product, employee and business information of the Company, which is of a confidential, trade secret or proprietary character and which has been developed by Company or by Ottoson (alone or with others) or to which Ottoson has had access during employment. Confidential Information does not include information that is or becomes known to the general public through lawful means. Ottoson shall keep all Confidential Information confidential and shall not use it or disclose it to third parties without the prior written consent of Company.
Notwithstanding the foregoing, Ottoson understands that, in accordance with the Defend Trade Secrets Act of 2016, an individual cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (1) is made in confidence to a federal, state, or local government official (either directly or indirectly), or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law, or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Ottoson understands that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in a court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to a court order.
B.Intellectual Property. Ottoson agrees that all right, title, and interest to all works of whatever nature generated in the course of his employment with the Company resides exclusively with the Company. Ottoson agrees that he will return to the Company, not later than the Separation Date, all property, in whatever form (including computer files and other electronic data), of the Company in his possession, including without limitation, all copies (in whatever form) of all files or other information pertaining to the Company, its officers, employees, directors, shareholders, customers, suppliers, vendors, or distributors and any business or business opportunity of the Company.
C.Non-Competition. Ottoson agrees not to engage with a Competitor in any aspect of the Company Business (as hereinafter defined) for a period of two years following the Separation Date (the “Restricted Period”). Ottoson agrees to notify any potential Competitor with which he may be engaged of such obligations under this Agreement. Ottoson shall be deemed to be engaging as a Competitor in Company Business if he directly or indirectly, whether or not for compensation, participates in the ownership, management, operation, or control of any Competitor or is employed by or otherwise performing services for any Competitor; provided that Ottoson may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange if Ottoson is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own three percent or more of any class of securities of such entity.
For purposes of this Agreement, the “Company Business” is the acquisition, exploration, development and production of crude oil, natural gas, and natural gas liquids.
For purposes of this Agreement, a “Competitor” is any individual, corporation, firm, partnership, limited liability company, proprietorship, or other entity which engages in any Company Business in the limited geographic area of the following counties in the State of Texas: Midland, Howard, Webb, Dimmitt, LaSalle, Maverick, Martin and Upton.
D.Non-Solicitation. During the Restricted Period, Ottoson shall not, directly or indirectly, whether for compensation or not, (i) solicit or hire, assist, or encourage any other person or entity to solicit or hire, any employee of the Company to perform services for any entity (other than the Company), or attempt to induce any such employee to leave the employ of the Company, or (ii) solicit, assist, or encourage any other person or entity to solicit or attempt to solicit, any client, customer, supplier, vendor, or distributor, or prospective client, customer, supplier, vendor, or distributor, of the Company to reduce, terminate, or otherwise modify, interfere with or diminish its relationship with the Company.
E.Acknowledgements Respecting Restrictive Covenants. With respect to the restrictive covenants set forth in this Section 1, the parties acknowledge and agree that:
i.(A) each of the restrictive covenants contained in this Section 1 shall be construed as a separate covenant with respect to each geographic area and each activity to which it applies, (B) if, in any judicial proceeding, a court shall deem any of the restrictive covenants invalid, illegal, or unenforceable because its scope is considered excessive, such restrictive covenant shall be modified so that the scope of the restrictive covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal, and enforceable, and (C) if any restrictive covenant (or portion thereof) is deemed invalid, illegal, or unenforceable in any jurisdiction, and it cannot be reformed, as to that jurisdiction such restrictive covenant (or portion thereof) shall be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining restrictive covenants (or portion thereof) in such jurisdiction or rendering that or any other restrictive covenant (or portion thereof) invalid, illegal, or unenforceable in any other jurisdiction.
ii.The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to the Company in the event that Ottoson breaches any of the restrictive covenants provided in this Section 1. In the event that Ottoson breaches any such restrictive covenant, the Company shall be entitled to an injunction, a restraining order or such other equitable relief, including, but not limited to, specific performance (without the requirement to post bond) restraining Ottoson from violating such restrictive covenant. If the Company shall institute any action or proceeding to enforce the restrictive covenant, Ottoson hereby waives the claim or defense that the Company has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Company has an adequate remedy at law. The foregoing shall not prejudice the Company’s right to receive any other available relief, including but not limited to the ability to require Ottoson to account for and pay over to the Company, and Ottoson hereby agrees to account for and pay over, the compensation, earnings, profits, monies, accruals, or other benefits derived or received by Ottoson as a result of any transaction constituting a breach of any of the restrictive covenants provided in this Section 1, and the parties hereby agree that the Company shall be entitled to an equitable accounting of all such compensation, earnings, profits, monies, accruals, and other benefits. The parties hereby agree that the

Restricted Period shall be extended by any period during which Ottoson is found to be in violation of, or to have violated, this Section 1.
iii.The remedies provided for in this Section 1.E are cumulative and in addition to any other rights and remedies the Company may have under law or in equity.
iv.The restrictive covenants provided in this Section 1 shall be in addition to any restrictions imposed on Ottoson by statute or at common law.
2.Consideration. Company agrees to pay Ottoson $800,000 (the “Consideration”) in two substantially equal annual installments of $400,000 each, commencing on the first anniversary of the Separation Date, subject to Section 1, 3, 4.D and 5 below. The Consideration shall not be taken into account as compensation and no service credit shall be given after the Separation Date for purposes of determining the benefits payable under any benefit plan, program, agreement, or arrangement of the Company.
3.Certain Forfeitures in Event of Breach. Ottoson acknowledges and agrees that, notwithstanding any other provision of this Agreement, in the event Ottoson materially breaches any of his obligations under this Agreement, Ottoson will forfeit his right to receive the Consideration under Section 2 of this Agreement to the extent not theretofore paid to him as of the date of such breach and, if already made as of the time of breach, Ottoson agrees that he will reimburse the Company, immediately, for the amount of such payments on a pre-tax basis.
4.General Provisions.
A.Amendment; Waiver. The terms of this Agreement may be changed, modified, or discharged only by an instrument in writing signed by the parties hereto. A failure of the Company or Ottoson to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. In the event that any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.
B.Choice of Law. This Agreement shall be construed, enforced, and interpreted in accordance with and governed by the laws of the State of Colorado, without regard to its choice of law provisions.
C.Withholding. The Company may withhold from any and all amounts payable under this Agreement such federal, state, and local taxes or other withholdings as may be required to be withheld pursuant to any applicable law or regulation.
D.Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with, or are exempt from, the requirements of Internal Revenue Code Section 409A and, accordingly, to the maximum extent permitted, this Agreement shall be limited, construed and interpreted in accordance with such intent. It is intended that each installment, if any, of the payments and benefits provided hereunder shall be treated as a separate “payment” for purposes of Section 409A.
E.Arbitration of Disputes. Any dispute or controversy arising under, out of, or in connection with this Agreement shall be finally determined and settled by binding arbitration in Denver, Colorado, in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof. In such arbitration, each party shall bear its own costs and fees, including attorneys’ fees.
5.Knowing and Voluntary Waiver. Ottoson acknowledges that, by Ottoson’s free and voluntary act of signing below, Ottoson agrees to all of the terms of this Agreement and intends to be legally bound thereby. Ottoson represents that Ottoson has had a full opportunity to confer with an attorney and, if Ottoson has not done so, Ottoson has knowingly and voluntarily waived the right to confer with an attorney before entering into this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth opposite their signatures below.

Dated: __________________2020     By:
Javan D. Ottoson

SM ENERGY COMPANY

Dated: __________________2020     By:
David W. Copeland
Title: Executive Vice President, General Counsel and Corporate Secretary